Exhibit 99.1

Transfer Online, Inc. 512 SE Salmon St. Portland, OR 97214	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [   ], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [   ], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — —— — — —— — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1   Approval of the Plan and Agreement of Merger, dated as of January 13, 2025, among Glacier Bancorp, Inc., Glacier Bank, Bank of Idaho Holding Co. (the “Company”) and Bank of Idaho (the merger proposal).

	☐	☐	☐

2 Approval of an amendment to the Articles of Incorporation of the Company to increase the maximum size of the Company’s board of directors from nine to eleven (the amendment proposal).	☐	☐	☐

3   Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger proposal and the amendment proposal.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Shareholder Letter is available at www.proxyvote.com

— — — — —— — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

BANK OF IDAHO HOLDING CO.

Special Meeting of Shareholders

[   ] 9:00 AM (MDT)

This proxy is solicited by the Board of Directors

The undersigned Common Stockholder(s) of Bank of Idaho Holding Co. (the “Company”) does hereby appoint Jeff Newgard and Shanon Taylor attorneys-in-fact, with the full power of substitution, to act for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote in the manner designated below that number of shares of common stock of Bank of Idaho Holding Co., held by the undersigned, at the Special Stockholder Meeting to be held beginning at 9:00 a.m. local time on [   ] and at any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted “For” the proposals, and in the discretion of the proxies as to any other matters that may properly come before the meeting.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment, after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, the power of the previously appointed proxies shall be terminated and of no further force and effect.

The undersigned acknowledges receipt from Bank of Idaho Holding Co., prior to the execution of this proxy, of the Notice of Special Meeting of Stockholders dated [   ]

IF YOU HAVE NOT VOTED VIA THE INTERNET, PLEASE RETURN THE SPECIAL MEETING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Continued and to be signed on reverse side